                                                                    EXHIBIT 99.4

                          CONSENT OF NOMINEE DIRECTOR

I, Charles E. Bayless, hereby consent to being named in the Proxy Statement-Prospectus included in the Registration Statement on Form S-4 to which this consent is an exhibit (the "Registration Statement") as a person who will become, subject to my appointment by the Board of Directors of Commerce Energy Group, Inc. (the "Company"), a director of the Company following the closing of the reorganization described in the Registration Statement.


/s/ CHARLES E. BAYLESS
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CHARLES E. BAYLESS

Dated: March 19, 2004